Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-46459 on Form S-8 of our report dated June 28, 2019, appearing in this Annual Report on Form 11-K of the National Oilwell Varco, Inc. 401(k) and Retirement Savings Plan for the year ended December 31, 2018.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

June 28, 2019